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                                                                   EXHIBIT 10.14
[ABH LOGO]
AMERICAN BANK NOTE HOLOGRAPHICS, INC.
KENNETH H. TRAUB
PRESIDENT


September 15, 1999

Mr. Russell LaCoste
5049 Carillon Way
Charlotte NC 28270

Dear Russ:

It was a pleasure speaking with you again on Tuesday. We are delighted you will be joining our management team, and we look forward to working with you.

As we discussed this letter details the revised terms of your employment that we have agreed upon and replaces my previous letter of July 15, 1999.

1.       POSITION           Executive Vice President, Sales and Marketing.

2.       SALARY             $225,000 per annum.

3.       BONUS              The minimum target bonus will be $10,000 per quarter.
                            The first bonus will be payable at your discretion
                            in either December, 1999 or January, 2000. Bonuses
                            will be paid at the discretion of the Board based
                            on the achievement of individual and corporate
                            objectives. Bonuses will be payable within 45 days
                            of the end of each quarter.

4.       STOCK OPTIONS      150,000 stock options vesting over three years with
                            an exercise price equivalent to the market value on
                            the date of grant. These stock options will vest
                            immediately upon a change of control.

5.       CAR ALLOWANCE      You will receive a car allowance of $600 per month.

6.       BENEFITS           Participation in medical, insurance and 401K plans
                            available to senior executives of the Company.


                                     [LOGO]

       390 EXECUTIVE BOULEVARD o ELMSFORD, NY 10523 o MAIN (914) 592-2355
                   DIRECT (914) 593-0809 o FAX (914) 592-4400
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AMERICAN BANK NOTE HOLOGRAPHICS, INC.



Russell LaCoste                September 15, 1999                  Page Two


 7.  VACATION                  4 weeks per year.

 8.  TRAVEL                    The Company will pay for or reimburse you for all
                               business travel including frequent trips to the
                               Company's office in Elmsford, New York from your
                               home in North Carolina. You will be expected to
                               be in the Company's Elmsford, New York office
                               approximately 10 days per month, but this amount
                               will vary depending on business requirements.

 9.  CORPORATE APARTMENT       The Company will provide to you a furnished
                               corporate apartment at the location of your
                               choice in the Elmsford, New York area at a cost
                               of up to $2,000 per month.

10.  HOME OFFICE               The Company will equip an office for your home
                               including a computer, copier and fax for you to
                               be able to work from home. The Company will also
                               reimburse you for your reasonable business
                               telephone bills at home as well as on a cellular
                               telephone.

11.  RELOCATION                If you relocate to the Elmsford, New York area,
                               the Company will reimburse you for all approved
                               relocation expenses.

12.  SEVERANCE                 $250,000 severance payment if you are terminated
                               within three months before or after a change of
                               control if your termination is a direct result of
                               such change of control. Three months severance
                               payments if you are terminated without cause for
                               any reason other than a change of control.

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AMERICAN BANK NOTE HOLOGRAPHICS, INC.


Russell LaCoste                September 15, 1999                     Page Three


Russ, we are very excited about working with you. We will be planning for you to start by October 15, but hopefully you will be able to arrange to start sooner if it fits within your schedule.


Please give me or Sal a call if you have any questions or if there is anything we can do for you. We look forward to working with you.


Sincerely,



  /s/ Kenneth H. Traub
----------------------------
      Kenneth H. Traub


KHT:rl


cc:  Mr. Salvatore D'Amato